Jody M. Walker
                Attorney-At-Law
              7841 South Garfield Way
             Littleton, Colorado 80122
             Telephone (303) 850-7637
             Facsimile (303) 220-9902

January 19, 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL
TO USE OF NAME IN THE REGISTRATION STATEMENT ON
FORM SB-2 OF THE PRISON CONNECTION, INC. AND ANY
AMENDMENTS.

I am securities counsel for the above mentioned
Company and I have prepared the registration statement on Form SB-2 and any amendments. I hereby consent to the inclusion and reference of my name and to a discussion of the opinion in the prospectus and the reproduction of the opinion in an exhibit in the Registration Statement on Form
SB-2 and any amendments for The Prison Connection, Inc.

It is my opinion that the 1,000,000 common shares being registered on behalf of selling shareholders pursuant to Form SB-2 Registration Statement of The
Prison Connection, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


Yours very truly,



/s/Jody M. Walker
-----------------------------
Jody M. Walker